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                                                                    EXHIBIT 10.4


                            LITTON INDUSTRIES, INC.
                NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN

                                    PURPOSE

The purpose of this Plan is to give each non-employee Director of Litton Industries, Inc., the opportunity to be compensated for service as a Director on a deferred basis. The Plan is also intended to establish a method of paying Director's compensation which will aid the Company in attracting and retaining, as members of the Board, persons whose abilities, experience, and judgment can contribute to the success of the Company. In addition, by providing Directors with the opportunity to receive additional value based on the performance of the Company Stock, the Plan is intended to more closely align the economic interests of Directors with the interest of stockholders generally by encouraging deferrals payable in Stock.

                                   ARTICLE I
                                  DEFINITIONS

Whenever the following terms are used in this Plan, they shall have the meaning specified below, unless the context clearly indicates to the contrary:

1.1 "ACCOUNT" shall mean one or more of a Director's Cash Account(s) or Stock Unit Account(s), as the context requires.

1.2 "APPLICABLE PERCENTAGE" shall mean the percentage of Eligible Compensation subject to deferral or payment in Shares.

1.3 "AWARD DATE" shall mean, in the case of Cash Account deferrals, each date on which cash would otherwise have been paid; in the case of Stock Unit Account deferrals, the last day of each calendar quarter.

1.4 "BOARD OF DIRECTORS" or "BOARD" shall mean the Board of Directors of the Company.

1.5 "CASH ACCOUNT" shall mean the bookkeeping account maintained by the Company on behalf of a Director who elects to defer Eligible Compensation in cash.

1.6 "CHANGE OF CONTROL" shall mean the happening of any of the following events:

        (a) an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d) of the Securities Exchange Act of 1934 as amended from time to time, and any successor thereto, [the "Exchange Act"]) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding


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          Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company, entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following acquisitions of Outstanding Company Common Stock and Outstanding Company Voting
          Securities: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any Person pursuant to a transaction which complies with clauses
          (1), (2) and (3) of subsection (c) hereof; or

     (b) individuals who, as of the Effective Date hereof constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election by the shareholders, was approved by a vote of at least a majority of directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
          Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

     (c) consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of its assets ("Business Combination"); excluding, however, such a Business Combination pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners of both the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination own, directly or indirectly, more than 60% of both the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of its assets either directly or indirectly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Company or such corporation resulting from such Business Combination) will

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          beneficially own, directly or indirectly, 30% or more of either the outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed with respect to the Company prior to the Business Combination and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

     (d) the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

1.7 "COMPANY" shall mean Litton Industries, Inc., a Delaware corporation and its successors (other than a successor as a result of a Business Combination that would constitute a Change of Control under Section 1.6 (c)).

1.8 "DIRECTOR" or "DIRECTORS" shall mean, at any given time, a member of the Board of Directors who is eligible to receive compensation in the form of Eligible Compensation and who is not, at that time, an officer or employee of the Company or any of its subsidiaries.

1.9 "ELIGIBLE COMPENSATION" shall mean retainer and meeting fees for services as a Director.

1.10 "EFFECTIVE DATE" shall mean October 22, 1998.

1.11 "FAIR MARKET VALUE" shall mean (a) the average of the highest and lowest quoted selling prices of a share of Stock on a particular day, or (b) if there are no sales on such date, then the average of the highest and lowest prices of the first preceding day and the first succeeding day on which sales were made. Such prices shall be those reported in the New York Stock Exchange Composite Transactions Index, or such other publication as the Board designates.

1.12 "PLAN" shall mean the Litton Industries, Inc. Non-Employee Director Deferred Compensation Plan.

1.13 "STOCK" shall mean the common stock, par value $1 per share, of the Company.

1.14 "STOCK UNIT" shall mean a non-voting unit of measurement which is deemed for bookkeeping and payment purposes to represent one outstanding share of Stock.

1.15 "YEAR" shall mean each calendar year during the term of this Plan, commencing with the year 1999.



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                                   ARTICLE II
                                 PARTICIPATION

2.1  PARTICIPATION. Each Director may elect to defer, under and subject to
Section 2.2 and 2.3 of this Plan, his or her Eligible Compensation for any Year.

2.2 TIMING AND TYPES OF ELECTIONS. On or before the December 30 immediately preceding each Year (or, in the case of a person who first becomes a Director during the Year, within 30 days after becoming a Director), each Director may make an irrevocable election, subject to Section 2.3, to (a) receive his or her Eligible Compensation for the Year in Stock Options, or (b) defer:


     (1) in a Cash Account the Eligible Compensation for services to be rendered by the Director during the next Year; or

     (2) in a Stock Unit Account the Eligible Compensation for services to be rendered during the next Year.

2.3 ELECTION AMOUNTS. The portion of the Eligible Compensation subject to deferral or payment in Stock Options shall be 100%. All elections shall be in writing on forms provided by the Company. Deferral elections are not continuous from year to year, and are only effective for the calendar year indicated on the written election form.

                                  ARTICLE III
                               DEFERRAL ACCOUNTS

3.4 CASH ACCOUNT. If a Director has made a cash election under Section 2.2(b)(1), the Company shall establish and maintain a Cash Account for the Director under this Plan, which Account shall be on the books of the Company. A Director's Cash Account shall be credited as follows:

     (a) as of the date the Eligible Compensation would have been otherwise payable, the Company shall credit the Director's Cash Account with an amount equal to the Applicable Percentage of the Eligible Compensation; and

     (b) as of the last day of each calendar quarter, the Director's Cash Account shall be credited to reflect investment earnings for such calendar quarter, calculated at an interest rate equal to the prime rate as reported by Morgan Guaranty Trust Co., on the first business day of such calendar quarter.



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3.2  STOCK UNIT ACCOUNT.  If a Director has made a Stock Unit election under
Section 2.2(b)(2), the Company shall credit the Director's Stock Unit Account, as of the date the Eligible Compensation would have been otherwise payable, with a number of Stock Units determined by dividing an amount which is equal to the Applicable Percentage of 110% of the Director's Eligible Compensation by the Fair Market Value of a share of Stock as of the Award Date.

3.3 LIMITATIONS ON RIGHTS ASSOCIATED WITH STOCK UNITS. A Director's Stock Unit Account shall be an account on the books of the Company. The Stock Units credited to a Director's Stock Unit Account shall be used solely as a device for the determination of the number of shares of Stock to be eventually distributed to the Director in accordance with this Plan. The Stock Units shall not be treated as property or as a trust fund of any kind. No Director shall be entitled to any voting or other stockholder rights with respect to Stock Units credited under this Plan.

3.4 ACCOUNT BALANCE AS MEASURE OF ELIGIBLE COMPENSATION. The Eligible Compensation payable to a Director (or the Director's Beneficiary) shall be measured by, and shall in no event exceed, the sum of the amounts credited to the Director's Account.

                                   ARTICLE IV
                                 STOCK OPTIONS

4.1 STOCK OPTIONS. A Director may, in lieu of receiving Eligible Compensation in the form of cash, elect to receive stock options to purchase shares of the Company's Stock. The number of options to be granted as a result of such an election shall be calculated under a formula as determined by the Board from time to time. The options resulting from such election shall be granted under, and subject to the provisions of, the Litton Industries, Inc. Non-Employee Director Stock Plan. Such election shall be in writing on forms provided by the Company.

                                   ARTICLE V
                         DISTRIBUTION OF CASH OR SHARES

5.1 MANNER OF DISTRIBUTION OF ACCOUNT. The cash or shares of Stock respectively payable under this Plan in respect of Cash Accounts or Stock Unit Accounts shall be distributed to the Director (or, in the event of his or her death, the Director's Beneficiary) in such manner as elected by the Director and set forth in the Director's written deferral election form.



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     (a) CHANGE IN MANNER OF DISTRIBUTION OF CASH ACCOUNTS OR STOCK UNIT
         ACCOUNTS. A director may change the manner of any distribution election with respect to amounts credited under a Cash Account or Stock Unit Account by filing a written election with the Board on a form provided by the Company; provided however, that no such election shall be effective until 12 months after such election is filed with the Company, and no such election shall be effective with respect to any Account after benefits with respect to such Account have commenced.

     (b) FORM OF DISTRIBUTION OF STOCK UNIT ACCOUNTS. Stock Units credited to a Director's Stock Unit Account shall be distributed in an equivalent whole number of shares of Stock. Any fractional share interests shall be accumulated and paid in cash with the last distribution.

5.2 COMMENCEMENT OF PAYMENTS. Subject to the provisions of Section 5.6 and except as provided in Section 5.4, the payment of Eligible Compensation to a Director shall commence in January of the first calendar year following the year in which the Director ceases to be a Director, whether due to resignation, retirement, disability, death or otherwise. Installment payments of cash deferrals or Stock deferrals shall continue to be made in January of each succeeding year until all installments have been paid.

5.3 DEATH BENEFITS. Subject to the provisions of Section 5.6, in the event that a Director dies before payment of the Director's Eligible Compensation has commenced or has been completed, the balance(s) of the Director's Account(s) shall be distributed to the Director's Beneficiary commencing in the January following the date of the Director's death in accordance with the manner of distribution elected by the Director for payments during the Director's lifetime. However, upon good cause shown by a Beneficiary or personal representative of the Director, the Board, in its sole discretion, may reject a Director's installment election for a cash deferral and instead cause the Director's death benefits to be paid in a lump sum.

5.4 EMERGENCY WITHDRAWALS. In the event of an unforeseeable emergency prior to the commencement of distribution or after the commencement of installment payments, the Board may approve a distribution to a Director (or Beneficiary after the death of a Director) of the part of the Director's Account balance that is reasonably needed to satisfy the emergency need. An emergency withdrawal will be approved only in a circumstance of severe financial hardship to the Director (or Beneficiary after the death of the Director) resulting from a sudden and unexpected illness or accident of the Director (or Beneficiary, as applicable) or of a dependent of the Director (or Beneficiary, as applicable), loss of property due to casualty, or other similar extraordinary or unforeseeable circumstance arising from events beyond the control of the Director (or Beneficiary, as applicable). The investment earnings credited to the Director's Account shall be determined as if the withdrawal had been debited from the Director's Account on the first day of the month in which the withdrawal occurs.

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5.5 RESPONSIBILITY FOR TAXES. The Directors and their Beneficiaries will be liable for payment of any and all income or other taxes imposed on Eligible Compensation payable under this Plan.

5.6 CHANGE OF CONTROL. In the event a Change of Control occurs, each Director's Account shall be immediately due and payable in a lump sum to the Director or to the Director's Beneficiary or estate.

                                  ARTICLE VI
                   ADMINISTRATION, AMENDMENT AND TERMINATION

6.1 ADMINISTRATION BY THE BOARD. This Plan shall be interpreted and administered by the Compensation and Selection Committee of the Board of Directors. The Board's determinations made pursuant to this Plan shall be final and binding on all parties.

6.2 AMENDMENT AND TERMINATION. This Plan may be amended, modified, or terminated by the Board at any time, except that no such action shall (without the consent of affected Directors or, if appropriate, their Beneficiaries or personal representatives) adversely affect the rights of Directors or Beneficiaries with respect to compensation earned and deferred under this Plan prior to the date of such amendment, modification, or termination.

                                  ARTICLE VII
                            MISCELLANEOUS PROVISIONS

7.1 LIMITATION ON DIRECTOR'S RIGHTS. Participation in this Plan shall not give any Director the right to continue to serve as a member of the Board or any rights or interests other than as herein provided. No Director shall have any right to any payment or benefit hereunder except to the extent provided in this Plan. This Plan shall create only a contractual obligation on the part of the Company as to such amounts and shall not be construed as creating a trust. The Plan, in and of itself, has no assets. Directors shall have only the rights of general unsecured creditors of the Company with respect to amounts credited to or payable from their Accounts.

7.2 BENEFICIARIES.

     (a) BENEFICIARY DESIGNATION. Subject to applicable laws (including any applicable community property and probate laws), each Director may designate in writing the Beneficiary that the Director chooses to receive any payments that become payable after the Director's death. A Director's Beneficiary designation shall be made on forms provided and in accordance with procedures established by the Company and may be changed by the Director at any time before the Director's death.


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     (b)  DEFINITION OF BENEFICIARY. A Director's "Beneficiary" or
          "Beneficiaries" shall be the person(s), including a revocable living trust established by and for the benefit of the Director alone or for the benefit of the Director and one or more immediate family members, validly designated by the Director or, in the absence of a valid designation, entitled by will or the laws of descent and distribution to receive the amounts otherwise payable to the Director under this Plan in the event of the Director's death.

7.3 BENEFITS NOT TRANSFERABLE; OBLIGATIONS BINDING UPON SUCCESSORS. Benefits of a Director under this Plan shall not be assignable or transferable and any purported transfer, assignment, pledge or other encumbrance or attachment of any payments or benefits under this Plan, or any interest thereon, other than pursuant to Section 7.2, shall not be permitted or recognized. Obligations of the Company under this Plan shall be binding upon successors of the Company.

7.4 GOVERNING LAW; SEVERABILITY. The validity of this Plan or any of its provisions shall be construed, administered, and governed in all respects under and by the laws of the State of Delaware. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

7.5 HEADINGS NOT PART OF PLAN. Headings and subheadings in this Plan are inserted for reference only and are not to be considered in the construction of this Plan.

7.6 CONSENT TO PLAN TERMS. By electing to participate in this Plan, a Director shall be deemed conclusively to have accepted and consented to all of the terms of this Plan and to all actions and decisions of the Company and/or Board. Such terms and consent shall also apply to and be binding upon each Director's Beneficiary or Beneficiaries, personal representative(s), and other successors in interest.



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